Exhibit 12

SECTION 302 CERTIFICATION

I, Brian Hartzer, certify that:

1.                          I have reviewed this Amendment No. 1 on Form 20-F/A to the annual report on Form 20-F of Westpac Banking Corporation; and

2.                          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: 25 March 2015

/s/ Brian Hartzer
Brian Hartzer
Managing Director and Chief Executive Officer

SECTION 302 CERTIFICATION

I, Peter Francis King, certify that:

1.                          I have reviewed this Amendment No. 1 on Form 20-F/A to the annual report on Form 20-F of Westpac Banking Corporation; and

2.                          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: 25 March 2015

/s/ Peter Francis King
Peter Francis King
Chief Financial Officer